Exhibit 99.2

METABOLIX, INC.

May 3, 2007

James J. Barber
c/o Metabolix, Inc.
21 Erie Street
Cambridge, MA 02139

Dear Jim:

This Agreement confirms your separation from employment with and membership on the Board of Directors of Metabolix, Inc. (the “Company”).  The Agreement also proposes an agreement (the “Agreement”) between you and the Company.  This Agreement is offered effective May 3, 2007, only upon your separation as an employee, director, and officer of the Company.

Your employment with the Company will terminate effective May 3, 2007.  The Agreement is intended to establish an amicable arrangement for ending your relationship with the Company, setting forth the obligations expected of you up until your separation date, releasing claims against the Company, and providing severance pay and benefit continuation rights to you.

If you agree to the terms set forth below, you acknowledge that you are entering into this Agreement knowingly and voluntarily.  By entering into this Agreement, you understand that neither you nor the Company is admitting in any way that either violated any legal obligation that it owed to the other.

With those understandings, you and the Company agree as follows:

1.  Separation from Employment/Board

You acknowledge that your employment with and membership on the Board of Directors of the Company will terminate effective May 3, 2007 (the “Separation Date”).  Effective on the Separation Date, you agree that your status as an employee, officer and director of the Company, and any other status you may have with or for the Company, shall terminate.  The Company shall pay you promptly following the Separation Date all unpaid regular compensation (at your annual base rate of $235,000.00) and all accrued but unused vacation pay to which you are entitled through the Separation Date.

2.  Severance Benefits

(a)           Severance Pay.  The Company shall pay you severance pay (“Severance Pay”) consisting of salary continuation at a base salary rate of $235,000.00 per year effective for the period of twelve (12) months following the Separation Date (the “Severance Pay Period”).  The

Company shall pay you Severance Pay, subject to appropriate tax treatment, on its regular payroll dates applicable to your position with the Company, provided that the Company is not obligated to pay you Severance Pay before this Agreement becomes effective.  If the Company does not make one or more payments of Severance Pay on a regular payroll date because this Agreement has not yet become effective, the Company shall make all such payments by the first payroll date after the Agreement becomes effective.

(b)           Bonus.  Within thirty (30) days following the Effective Date of this Agreement, the Company shall pay you the gross sum of $145,000, as a bonus.

(c)           Health Benefits.  Your rights and obligations under COBRA are explained in a separate letter to you describing your medical and dental insurance continuation rights under COBRA.  To continue your medical and dental insurance coverage, you must elect COBRA continuation coverage.  If you elect COBRA continuation coverage and provided that you and your beneficiaries (if any) remain eligible for COBRA continuation coverage, the Company shall pay for medical and dental insurance premiums for coverage of you and your beneficiaries to the end of the Severance Pay Period.  If you elect COBRA continuation coverage, you may continue coverage for yourself and any beneficiaries after the Severance Pay Period at your own expense for the remainder of the COBRA period, to the extent that you and they remain eligible.

(d)           Other Benefits.  The Company will reimburse you for any expenses properly incurred by you on behalf of the Company prior to the Separation Date if such expenses are properly documented in accordance with Company policy and practice and submitted for reimbursement within thirty (30) days after your Separation Date.  Your eligibility to participate in any other employee benefit plans and programs of the Company ceases on or after your Separation Date in accordance with applicable benefit plan or program terms and practices.

3.  Stock Options

All options that you hold to purchase shares of the Company’s common stock pursuant to the Metabolix Inc. 1995 Stock Option Plan and the Metabolix Inc. 2005 Stock Option Plan that are not vested as of the Separation Date are terminated and became null and void on that date and are not exercisable.  You acknowledge that the following summarizes all vested options that have not been exercised as of the Separation Date:

Metabolix Inc. 1995 Stock Option Plan

Grant Date	Unexercised Vested Shares	Exercise Price per Share
01/22/00	178,723	$3.30

Metabolix Inc. 2005 Stock Option Plan

Grant Date	Unexercised Vested Shares	Exercise Price per Share
12/14/05	127,555	$1.84
12/14/05	32,776	$1.84
12/14/05	32,777	$1.84

The exercise of such stock options shall be subject to the terms of the applicable above-referenced stock option plans and applicable stock option agreements (the “Stock Option Documents”), including, without limitation, the time limits on exercise. The Company agrees that the payment of the purchase price may be made in accordance with the methods set forth in (i) Section 14(a), (b) or (d), or by any combination of Section 14(a), (b) or (d), of the 1995 Stock Plan, or (ii) Section 9(a), (b) or (e), or any combination of Section 9(a), (b) and (e), of the 2005 Stock Plan, as the case may be, to the extent such methods are authorized by the relevant Stock Option Documents.  Any payment of the purchase price in accordance with Section 14(b) of the 1995 Plan or Section 9(b) of the 2005 Stock Plan shall be made by the delivery (or attestation to the ownership) of shares of stock that have been beneficially owned by you for at least six months and are not then subject to restrictions under any Company plan.  Such surrendered shares shall be valued at fair market value on the exercise date, as determined under the applicable plan.  Any payment of the purchase price in accordance with Section 14(d) of the 1995 Stock Plan or Section 9(e) of the 2005 Stock Plan shall be made in accordance with a cashless exercise program established with a securities brokerage firm and in accordance with the Company’s customary procedures and practices for such cashless exercises. Except as provided herein, you and the Company acknowledge that this Section 3 is not intended to modify in any respect the rights to which you would otherwise be entitled if you were not to agree to this Agreement. The above summary is set forth solely to confirm certain information concerning your vested stock options.

4.  Tax Treatment

The Company shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith determines that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate you for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

5.  Release of Claims

In consideration for, among other terms, the payments and benefits described in Section 2, to which you acknowledge you would otherwise not be entitled, you voluntarily release and forever discharge the Company, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former officers, directors, shareholders, employees, attorneys, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (“Claims”) that, as of the date when you sign this Agreement, you have, ever had, now claim to have or ever claimed to have had against any or all of the Releasees. This release includes, without limitation, all Claims:

•                  relating to your employment by and separation/termination from employment with the Company;

•                  of wrongful discharge;

•                  of breach of contract;

•                  of retaliation or discrimination under federal, state or local law (including, without limitation, Claims of discrimination or retaliation under the Americans with Disabilities Act, Claims of age discrimination or retaliation under the Age Discrimination in Employment Act, Claims of discrimination or retaliation under Title VII of the Civil Rights Act of 1964, Claims of disability discrimination or retaliation under the Americans with Disabilities Act, and Claims of discrimination or retaliation under Mass. Gen. Laws ch. 151B);

•                  under any other federal or state statute;

•                  of defamation or other torts;

•                  of violation of public policy;

•                  for wages, bonuses, incentive compensation, vacation pay or any other compensation or benefits; and

•                  for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees;

provided, however, that this release shall not affect your rights under this Agreement, any rights you may have to vested retirement benefits, or any rights you may have for indemnification, whether by law, by contract, or by insurance coverage available to the Company.

In consideration for your promises in this Agreement, the Company agrees to release you from all known claims that, as of the date when you sign this Agreement, the Company has, ever had, now claims to have or ever claimed to have had against you.

6.  Return of Property

You confirm that, to the best of your knowledge, you have returned to the Company all Company property, including, without limitation, laptop computer, computer equipment, software, keys and access cards, files and any documents containing information concerning the Company, its business or business relationships (in the latter two cases, actual or prospective.) In the event that you discover that you continue to retain any such property, you shall return it to the Company immediately.

7.  Confidentiality

You agree to keep, and that you have kept to date, the existence and terms of this Agreement (“Agreement-Related Information”) in the strictest confidence, and that you will not reveal, and have not revealed, unless legally compelled to do so, any Agreement-Related Information to any persons except your spouse, your attorney and your financial advisors, and to them only provided that they first agree for the benefit of the Company to keep Agreement-Related Information confidential. Nothing in this Section 7 shall be construed to prevent you from disclosing Agreement-Related Information to the extent required by a lawfully issued subpoena or duly issued court order; provided that you provide the Company with advance written notice and a reasonable opportunity to contest such subpoena or court order.

8.  Noncompetition, Non-Disclosure and Inventions Obligations

You agree that the post-employment provisions of your Employee Noncompetition, Non-Disclosure and Inventions Agreement, dated November 28, 1999 and attached hereto, are reasonable, valid and fully enforceable, and you agree to comply with all post-employment provisions contained therein.

9.  Amendment to Employment Agreement

Pursuant to Section 8(c) of your Employment Agreement, attached hereto, you acknowledge and agree to the following amendment to Section 4(f)(iii) of your Employment Agreement, which such Section 4(f)(iii) now shall read and provide as follows: “(iii) a material reduction in Base Salary, Target Bonus, vacation or other benefits, except that benefits need only be substantially equivalent, or ….”

10.  Nondisparagement

You agree not to make any disparaging statements concerning the Company, or its products or services, or any of its affiliates or current or former officers, directors, employees, agents, or clients. You further agree not to take any actions or conduct yourself in any way that would reasonably be expected to affect adversely the reputation or goodwill of the Company, or its products or services, or any of its affiliates or any of its current or former officers, directors, employees or agents. These nondisparagement obligations shall not in any way affect your obligation to testify truthfully in any legal proceeding.

The Company agrees to instruct its current and future Directors and executive management team, not to make any disparaging statements concerning you. You understand that the only commitment of contractual significance by the Company in the preceding sentence is for the Company to make such instruction in good faith, and enforce such instruction reasonably.

11.  Transitional Services

You agree to provide transitional services to the Company during the Severance Pay Period in response to inquiries about the status of matters that related to your responsibilities and duties while employed with the Company. These inquiries will not interfere with your effort to obtain new employment, or any new employment. The Company agrees to reimburse you for any reasonable out-of-pocket expenses you may incur in accordance with this Section 11.

12.  Legal Representation

This Agreement is a legally binding document and your signature will commit you to its terms. You acknowledge that you have been advised to discuss all aspects of this Agreement with an attorney, that you have carefully read and fully understand all of the provisions of this Agreement and that you are voluntarily entering into this Agreement. This Agreement shall be interpreted and enforced under the laws of the Commonwealth of Massachusetts, without regard to conflict of law principles and shall not be construed strictly for or against either you or the Company.

13.  Future Cooperation

You agree to cooperate reasonably with the Company (including its outside counsel) in connection with the contemplation, prosecution and defense of all phases of existing, past and future litigation about which the Company believes you may have knowledge or information. You further agree to make yourself available at mutually convenient times during and outside of regular business hours as reasonably deemed necessary by the Company’s counsel. The Company agrees to reimburse you for any reasonable out-of-pocket expenses you may incur in accordance with this Section 13.

14.  Suspension or Termination of Payments

In the event that you fail to comply with any of your obligations under this Agreement, in addition to any other legal or equitable remedies it may have for such breach the Company shall have the right to terminate or suspend its payments to you under this Agreement, provided that the Company shall provide you fifteen (15) days written notice prior to the Company’s termination or suspension of payments to you under this Agreement. During such fifteen (15) day notice, you may cure or attempt to cure any failure to comply with your obligations under this Agreement, and if such failure is cured by the end of such notice period, the Company will not terminate or suspend its payments to you under this Agreement. The termination or suspension of such payments in the event of such breach by you will not affect your continuing obligations under this Agreement. Notwithstanding the foregoing, this provision shall not apply to the extent that your breach of this Agreement consists of initiating a legal action in which you contend that the release set forth above is invalid, in whole or in part, due to the provisions of 29 U.S.C. § 626(f).

15.  Governing Law; Interpretation

This Agreement shall be interpreted and enforced under the laws of the Commonwealth of Massachusetts, without regard to conflict of law principles. In the event of any dispute, this Agreement is intended by the parties to be construed as a whole, to be interpreted in accordance with its fair meaning, and not to be construed strictly for or against either you or the Company or the “drafter” of all or any portion of this Agreement.

16.  Absence of Reliance/Entire Agreement

In signing this Agreement, you are not relying upon any promises or representations, other than this Agreement, made by anyone at or on behalf of the Company. This Agreement constitutes the entire agreement between you and the Company, and supersedes any previous agreements or understandings between you and the Company, except your Employee Non-competition, Non-disclosure and Inventions Agreement, dated November 28, 1999, and the Stock Option Documents.

17.  Enforceability

If any portion of this Agreement shall be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

18.  Time for Consideration; Effective Date

You have the opportunity to consider this Agreement for twenty-one (21) days before signing it. To accept this Agreement, you must return a signed original of this Agreement so that it is received by the undersigned at or before the expiration of this twenty-one (21) day period. If you sign this Agreement within less than twenty-one (21) days of the date of its delivery to you, you acknowledge by signing this Agreement that such decision was entirely voluntary and that you had the opportunity to consider this Agreement for the entire twenty-one (21) day period. For the period of seven (7) days from the date when this Agreement becomes fully executed, you have the right to revoke this Agreement by written notice to the undersigned. For such a revocation to be effective, it must be delivered so that it is received by the undersigned at or before the expiration of the seven (7) day revocation period. This Agreement shall not become effective or enforceable during the revocation period. This Agreement shall become effective on the first business day following the expiration of the revocation period (the “Effective Date”).

Please indicate your agreement to the terms of this Agreement by signing and returning to me the original of this Agreement within the time period set forth above.

Very truly yours,

METABOLIX, INC.

By:	/s/ Anthony Sinskey	May 3, 2007
Anthony Sinskey, Director

(Enc: Employment Agreement; Employee Noncompetition, Non-Disclosure and Inventions Agreement)

You are advised to consult with an attorney before signing this Agreement. The foregoing is agreed to and accepted by:

/s/ James J. Barber	May 8, 2007
James J. Barber	Date